FORM 6-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Report of Foreign Private Issuer
Pursuant to Rule 13a-16 or 15d-16 of
the Securities Exchange Act of 1934

For the month of August 2013

Commission File Number:

SPROTT INC.
(Translation of registrant's name into English)

Suite 2700, South Tower,
Royal Bank Plaza,
200 Bay Street,
Toronto, Ontario,
Canada M5J 2J1
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☐                                  Form 40-F ☒

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):

Note: Regulation S-T Rule 101(b)(1) only permits the submission in paper of a Form 6-K if submitted solely to provide an attached annual report to security holders.

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)7:

Note: Regulation S-T Rule 101(b)(7) only permits the submission in paper of a Form 6-K if submitted to furnish a report or other document that the registrant foreign private issuer must furnish and make public under the laws of the jurisdiction in which the registrant is incorporated, domiciled or legally organized (the registrant's "home country"), or under the rules of the home country exchange on which the registrant's securities are traded, as long as the report or other document is not a press release, is not required to be and has not been distributed to the registrant's security holders, and, if discussing a material event, has already been the subject of a Form 6-K submission or other Commission filing on EDGAR.

INFORMATION CONTAINED IN THIS FORM 6-K REPORT

This Form 6−K is furnished by Sprott Inc. ("Sprott") to the Securities and Exchange Commission (the "Commission") using EDGAR Form 8−K12G3 as successor to Sprott Resource Lending Corp. ("SRLC") pursuant to Rule 12g−3 under the Exchange Act, as required by Rule 12g−3(f). Upon the furnishing of this Form 6−K to the Commission, a new file number will be generated for the purpose of permitting Sprott to file its Form 15F as described below.

On May 8, 2013, Sprott and SRLC entered into a Plan of Arrangement, which was approved by the shareholders of SRLC at a meeting held on July 18, 2013. Pursuant to the orders of the Ontario Superior Court of Justice, the Plan of Arrangement became effective on July 24, 2013 with Sprott completing the acquisition of 100% of the issued capital of SRLC on July 24, 2013.  As required by Rule 12h-6(h), Sprott published a notice disclosing its intent to terminate its duty, as a successor issuer to SRLC, to file reports under Section 13(a) and Section 15(d) of the Exchange Act on July 24, 2013, and intends to file Form 15F in connection with such termination as soon as possible.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPROTT INC. (registrant)

Dated: August 19, 2013	By:	/s/ Steven Rostowsky
Steven Rostowsky
Chief Financial Officer